UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2019

Galaxy Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	20-8143439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (702) 939-3254

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 7.01	Regulation FD Disclosure

On May 6, 2019, Galaxy Gaming, Inc. (the “Company”), in accordance with the Company’s Articles of Incorporation, and based on the Board of Directors' findings and resolutions, redeemed and cancelled all of the shares of the Company’s common stock held by Triangulum Partners, LLC (23,271,667 shares) (the “Triangulum Shares”) in exchange for a promissory note in the face amount of $39,094,041.

Also on May 6, 2019, the Company filed a lawsuit seeking (i) a declaratory judgment that the Galaxy acted lawfully and in full compliance with its Articles of Incorporation when it redeemed the Triangulum Shares and (ii) certain remedies for breach of fiduciary duty and breach of contract by Triangulum Partners, LLC and its Managing Member, Robert B. Saucier.  The suit alleges that the redemption and the other relief sought by the Company are appropriate because of, among other things, the failure of Mr. Saucier to cooperate with the Company’s gaming regulatory efforts in Nevada, California and certain other jurisdictions.  Galaxy Gaming, Inc. v. Triangulum Partners, LLC, Robert B. Saucier, et al, Clark County, Nevada district court (Case No. A-19-794293-B).

The information furnished on this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Name:	Harry C. Hagerty
Title:	Chief Financial Officer

Date: May 9, 2019